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                                                                    Exhibit 99.1

                     CONSENT OF SUPERVISORY BOARD NOMINEE

     The undersigned has agreed to serve as a member of the Supervisory Board of United Pan-Europe Communications N.V. ("UPC") following the completion of UPC's initial public offering and hereby consents to all references to her name in the Registration Statement to be filed on Form S-1 by UPC.


November 23, 1998

                                               /s/ Ellen P. Spangler
                                               --------------------------
                                               Ellen P. Spangler